EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 28, 2007, accompanying the consolidated financial statements included in the Annual Report of Tara Minerals Corp., Inc. on Form 10-KSB for the year ended October 31, 2007, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report.

MENDOZA BERGER & COMPANY LLP

/s/ Mendoza Berger & Company LLP

July 8,, 2008

Irvine, California